UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
November 8, 2018

RAYONIER ADVANCED MATERIALS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36285	46-4559529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Riverplace Boulevard, Jacksonville, Florida 32207
(Address of principal executive offices and zip code)
(904) 357-4600
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.  Regulation FD Disclosure

On November 8, 2018, Rayonier Advanced Materials Inc. (the "Company") issued a press release announcing the accelerated share repurchase transaction described in Item 8.01 below.  A copy of the Company's press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.  Other Events

On November 8, 2018, the Company entered into an accelerated share repurchase ("ASR") agreement with JPMorgan Chase Bank, National Association ("JPMorgan"), to repurchase an aggregate of $25 million of the Company's common stock.  The ASR is being implemented under the Company's share repurchase authorization of up to $100 million, which was announced in February of 2018.

Approximately 1.5 million shares of the Company's common stock to be repurchased under the transaction will be received by the Company on November 13, 2018.  The final number of shares to be repurchased will be based on the average of the daily volume-weighted average prices of the Company's common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms of the ASR agreement, and is expected to be completed prior to or during the first quarter of 2019.  At settlement, under certain circumstances, JPMorgan may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to deliver shares of its common stock or may elect to make a cash payment to JPMorgan.

The ASR agreement contains customary terms for these types of transactions, including the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery upon settlement, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be cancelled prior to the scheduled maturity and various acknowledgements, representations and warranties made by the Company and JPMorgan to one another.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press release, dated November 8, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rayonier Advanced Materials Inc. (Registrant)

Dated: November 8, 2018	By:	/s/ Michael R. Herman
	Name:	Michael R. Herman
	Title:	Senior Vice President, General Counsel and Corporate Secretary